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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 (No. 333-63060) of our reports dated
March 16, 2001 relating to the financial statements and financial statement schedule, which appear in Getty Realty Corp's Transition Report on Form 10-K for the transition period February 1, 2000 to December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement Amendment.



PricewaterhouseCoopers LLP

New York, NY
June 29, 2001